UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Aflac Incorporated

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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AFLAC INCORPORATED
1932 Wynnton Road
Columbus, Georgia 31999

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Aflac Incorporated (the “Company”), dated March 19, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Monday, May 4, 2020. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 6, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. EXCEPT AS AMENDED OR SUPPLEMENTED BY THE INFORMATION CONTAINED IN THIS SUPPLEMENT, ALL INFORMATION SET FORTH IN THE PROXY STATEMENT CONTINUES TO APPLY AND SHOULD BE CONSIDERED IN VOTING YOUR SHARES.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 4, 2020

To the Shareholders of Aflac Incorporated:

Due to the emerging public health impact of the coronavirus (COVID-19) pandemic and in the interest of the health and well-being of our shareholders and employees, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders (the “Annual Meeting”) of Aflac Incorporated (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Monday, May 4, 2020 at 10:00 a.m., Eastern Time; however, in light of public health concerns regarding the COVID-19, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 25, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/AFL2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. Only one shareholder per control number can access the Annual Meeting. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

J. Matthew Loudermilk
Secretary

April 6, 2020

Access to the Annual Meeting on May 4, 2020 at 10:00 a.m., Eastern Time, is available at www.virtualshareholdermeeting.com/AFL2020. The Proxy Statement and the Company’s 2019 Year in Review and Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.